Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Third Quarter 2021 Results

JACKSONVILLE, FL (November 4, 2021) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq:REG) today reported financial and operating results for the period ended September 30, 2021. For the three months ended September 30, 2021, Net Income was $0.69 per diluted share, compared to $0.07 per diluted share for the three months ended September 30, 2020.

Third Quarter 2021 Highlights

•	Reported Nareit FFO of $1.12 per diluted share for the third quarter
•	Updated 2021 Nareit FFO guidance to a range of $3.93 – $3.97 per diluted share
•	Reported that Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased 24.4% during the third quarter over the same period a year ago
•	Increased percent leased by 90 basis points sequentially to 93.8% in the Same Property portfolio as of September 30, 2021
•	Collected 98% of third quarter pro-rata billed base rent, as of November 1, 2021
•	Executed 2.0 million square feet of comparable new and renewal leases during the third quarter at a blended rent spread of +5.1%
•	Completed property dispositions of $47 million, at Regency’s share of gross sales price
•	Completed the acquisition of its partner’s 80% interest in the seven-property USAA Joint Venture (“USAA JV”) portfolio for $178 million
•	Achieved pro-rata net debt-to-operating EBITDAre of 5.0x at September 30, 2021

Subsequent Highlights

•

On November 2, 2021, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.625 per share, an increase of 5% from the prior quarterly dividend

•	The Company is currently under contract to acquire Blakeney Shopping Center in South Charlotte, North Carolina, for $181 million, with the transaction expected to close in the fourth quarter

“We are very pleased with another quarter of solid results and continued improvement in operating trends, further accelerating our path to recovery. The dividend increase reflects our confidence in the recovery of NOI and balance sheet strength to pre-pandemic levels, as well as a return to sustained growth over the long term,” said Lisa Palmer, President and Chief Executive Officer. “We remain committed to maximizing cash flow growth while enhancing portfolio value within our development pipeline and in our pursuit of additional accretive investment opportunities.”

Financial Results

Net Income

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For the three months ended September 30, 2021, Net Income Attributable to Common Stockholders (“Net Income”) was $117.4 million, or $0.69 per diluted share, compared to Net Income of $12.7 million, or $0.07 per diluted share, for the same period in 2020.

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Nareit FFO

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For the three months ended September 30, 2021, Nareit Funds From Operations (“Nareit FFO”) was $192.6 million, or $1.12 per diluted share, compared to $101.7 million, or $0.60 per diluted share, for the same period in 2020.

•

Favorable recovery of uncollectible lease income associated with tenants on a cash basis of accounting positively impacted revenues in the third quarter by $10.4 million at Regency’s share, or $0.06 per diluted share, including the collection of 2020 reserves of $8.8 million, or $0.05 per diluted share. For additional detail on the composition of uncollectible lease income, please refer to page 33 of the third quarter 2021 supplemental disclosure.

•

Straight-line rental income in the third quarter benefitted from the reversal of straight-line rent reserves triggered by the conversion of some cash basis tenants back to accrual accounting, as reflected in positive uncollectible straight-line rent of $4.3 million, or $0.03 per diluted share. Straight-line rental income is excluded from the calculation of Core Operating Earnings.

•

The Company recognized promote income in the third quarter of $13.6 million, or $0.08 per diluted share, triggered by the liquidation of the USAA JV. Promote income is excluded from the calculation of Core Operating Earnings as it is a non-comparable item.

Core Operating Earnings

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For the three months ended September 30, 2021, Core Operating Earnings was $163.9 million, or $0.96 per diluted share, compared to $117.4 million, or $0.69 per diluted share, for the same period in 2020.

Portfolio Performance

Same Property NOI

•	Third quarter 2021 pro-rata Same Property Net Operating Income (“NOI”), excluding termination fees, increased by 24.4% compared to the same period in 2020.

Leased Occupancy

•	As of September 30, 2021, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 93.5% leased.
•

As of September 30, 2021, Regency’s Same Property portfolio was 93.8% leased, an increase of 90 basis points sequentially, including a benefit of 40 basis points due to the sale of the vacant former Sears building at Hancock Center during the third quarter.

o

Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 96.5%, an increase of 110 basis points sequentially, including a benefit of 70 basis points due to the aforementioned sale of the vacant former Sears.

o	Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 89.3%, an increase of 60 basis points sequentially.

Leasing Activity

•	For the three months ended September 30, 2021, Regency executed approximately 2.0 million square feet of comparable new and renewal leases at blended rent spreads of +5.1%.
•	For the trailing twelve months, the Company executed approximately 7.0 million square feet of comparable new and renewal leases at blended rents spreads of +2.3%.

COVID-19 Update

•	As of November 1, 2021, the Company collected 98% of third quarter pro-rata base rent.
•

Additional information regarding COVID-19 impacts can be found in the “Business Update” presentation, posted on the Company’s website at investors.regencycenters.com, as well as on pages 33 and 34 of the third quarter 2021 supplemental disclosure.

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Portfolio Enhancement and Capital Allocation

Developments and Redevelopments

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As of September 30, 2021, Regency’s in-process development and redevelopment projects had estimated net project costs of $327 million and estimated remaining costs to complete of $144 million, each at the Company’s share.

•	During the third quarter, Regency completed the redevelopment project at Bloomingdale Square, a Publix-anchored shopping center in Tampa, Florida, with total pro-rata costs of $21.3 million.

Property Transactions

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As previously disclosed, on August 1, 2021, Regency completed the acquisition of its partner’s 80% interest in the seven-property USAA JV portfolio for $178 million, including the $84 million assumption of the partner’s share of mortgage debt outstanding. The USAA JV structure was liquidated following the completion of the acquisition.

•

During the third quarter, the Company closed on the sales of the non-income producing former Sears building at Hancock Center in Austin, Texas, and Parnassus Heights Medical Center in San Francisco, California, at a total sales price of $47 million, at Regency’s share.

•	The Company is currently under contract to acquire Blakeney Shopping Center in South Charlotte, North Carolina, for $181 million, with the transaction expected to close in the fourth quarter.

Balance Sheet

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As previously disclosed, in the second quarter of 2021, Regency entered into forward sale agreements in connection with its ATM program to sell an aggregate of 2.3 million shares of common stock at an average gross price of $64.59 per share.

o	During the third quarter, the Company settled 1.3 million shares under the forward sale agreements, and received net proceeds of approximately $83 million.
•	As of September 30, 2021, the Company had full capacity available under its $1.2 billion revolving credit facility.
•	As of September 30, 2021, Regency’s pro-rata net debt-to-operating EBITDAre ratio was 5.0x.

Dividend

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On November 2, 2021, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.625 per share, representing a sequential increase of 5%. The dividend is payable on January 5, 2022, to shareholders of record as of December 16, 2021.

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2021 Guidance

Regency Centers provided updated 2021 guidance concurrently with the third quarter 2021 earnings release, as summarized in the table below.

Full Year 2021 Guidance
All figures pro-rata and in thousands, except per share data
	Current	Previous

Net Income Attributable to Common Stockholders per diluted share	$2.15 - $2.19	$1.95 - $2.03

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.93 - $3.97	$3.74 - $3.82

Core Operating Earnings per diluted share (1)	$3.64 - $3.68	$3.50 - $3.58

Same Property Net Operating Income ("SPNOI") Growth (ex. termination fees)	+15.5% to +16.5%	+13.5% to +15.5%
Included Impact of 2020 Reserve Collection on SP NOI Range	+650bps	+650bps

Certain Non-Cash Items (2)	+/- $36,000	+/- $28,500

Net G&A expense	$75,000 - $76,000	$77,000 - $79,000

Net interest expense	$165,500 - $166,500	$165,500 - $166,500

Recurring Third Party Fees & Commissions	$24,500 - $25,500	$24,500 - $25,500

Transaction Income (JV Promote)	$13,589	+/- $13,000

Development and Redevelopment Spend	+/- $150,000	+/- $150,000

Acquisitions	+/- $359,000	+/- $178,000
Cap rate (weighted average)	+/- 5.1%	+/- 5.5%

Dispositions	$193,000 - $279,000	+/- $200,000
Cap rate (weighted average) (3)	5.0% - 5.5%	5.5% - 6.0%

(1)

Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, and amortization of mark-to-market debt, as well as transaction related income/expenses and debt extinguishment charges.

(2)	Includes above and below market rent amortization, straight-line rents, and amortization of mark-to-market debt adjustments.
(3)	Weighted average cap rates exclude non-income producing assets (dispositions of $48 million).

Please refer to the Company’s “Business Update” presentation for additional detail on guidance disclosure, including a reconciliation of Nareit FFO per diluted share from 2020 to 2021, as well as a reconciliation of Same Property NOI from the previous range to the current range. Additional guidance details may also be found in the third quarter 2021 Supplemental Package. All materials are posted on the website at investors.regencycenters.com.

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Conference Call Information

To discuss Regency’s third quarter results and provide further business updates, management will host a conference call on Friday, November 5, 2021, at 11:00 a.m. ET. Dial-in and webcast information is listed below.

Third Quarter 2021 Earnings Conference Call

Date:Friday, November 5, 2021

Time:11:00 a.m. ET

Dial#:877-407-0789 or 201-689-8562

Webcast:investors.regencycenters.com

Replay

Webcast Archive: Investor Relations page under Events & Webcasts

Reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended September 30, 2021 and 2020	Three Months Ended		Year to Date
	2021	2020	2021	2020
Reconciliation of Net Income to Nareit FFO:

Net Income Attributable to Common Stockholders	$117,406	12,688	$293,552	6,402
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	81,928	92,188	247,599	281,576
Goodwill impairment	-	-	-	132,128
Gain on sale of real estate	(6,737)	(3,235)	(38,584)	(48,651)
Provision for impairment of real estate	(505)	-	10,586	1,014
Exchangeable operating partnership units	519	57	1,315	29
Nareit Funds From Operations	$192,611	101,698	$514,468	372,498

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$192,611	101,698	$514,468	372,498
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Early extinguishment of debt	-	19,358	-	19,358
Promote income	(13,589)	-	(13,589)	-
Certain Non Cash Items
Straight line rent	(4,004)	(4,098)	(10,294)	(11,828)
Uncollectible straight line rent	(4,376)	8,316	159	31,574
Above/below market rent amortization, net	(6,390)	(7,546)	(18,098)	(30,433)
Debt premium/discount amortization	(368)	(303)	(460)	(1,115)
Core Operating Earnings	$163,884	117,425	$472,186	380,054

Weighted Average Shares For Diluted Earnings per Share	170,589	169,970	170,314	169,356

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	171,349	170,735	171,076	170,121
(1)	Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to pro-rata same property NOI.

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Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI – Actual (in thousands)

For the Periods Ended September 30, 2021 and 2020	Three Months Ended		Year to Date
	2021	2020	2021	2020
Net Income Attributable to Common Stockholders	$117,406	12,688	$293,552	6,402
Less:
Management, transaction, and other fees	(19,671)	(6,142)	(33,419)	(19,084)
Other(1)	(15,125)	(4,982)	(31,184)	(17,368)
Plus:
Depreciation and amortization	75,459	84,808	226,935	259,161
General and administrative	17,789	19,582	58,263	54,489
Other operating expense	812	1,208	2,687	5,025
Other expense	29,463	54,869	67,383	220,933
Equity in income of investments in real estate excluded from NOI (2)	11,023	14,527	49,267	46,888
Net income attributable to noncontrolling interests	1,442	622	3,753	1,699
NOI	218,598	177,180	637,237	558,145

Less non-same property NOI (3)	(1,142)	(2,691)	81	(9,091)

Same Property NOI	$217,456	174,489	$637,318	549,054

Same Property NOI without Termination Fees	$215,424	173,136	$632,910	543,564

Same Property NOI without Termination Fees or Redevelopments	$192,300	156,003	$567,206	487,976
(1)	Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)

Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.

(3)	Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its third quarter 2021 supplemental information package that may help investors estimate earnings for 2021. A copy of the Company’s third quarter 2021 supplemental information will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period-ended September 30, 2021. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2021 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language.  However, the absence of these or similar words or expressions does not mean a statement is not forward-looking.  While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation:

Risk Factors

Risk Factors Related to the COVID-19 Pandemic

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with the Disabilities Act and fire, safety and other regulations may have a negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties.

We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

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Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly, and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us. The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities.

There is no assurance that we will continue to pay dividends at historical rates.

Risk Factors Relating to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT.

Legislative or other actions affecting REITs may have a negative effect on us. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

Risks Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.

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